Exhibit 14.1



                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement (Form N-14 of Federated American Leaders Fund, Inc.) of our report dated May 15, 1996, included in the Federated American Leaders Fund, Inc. Annual Report for the year ended March 31, 1996, and to all references to our firm included in this registration Statement.


/s/ ARTHUR ANDERSEN LLP
ARTHUR ANDERSEN LLP

Pittsburgh, Pennsylvania
September 27, 1996